UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2024

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosures

Dear Valued Shareholder,

As 2023 draws to a close, we would like to take this opportunity to comment on the performance and activities of Apollo Debt Solutions BDC (“ADS” or the “Fund”). We will also provide our perspective regarding the near-term investment environment, the opportunities for the Fund and our outlook for the market.

The Fund’s Class I shares generated a 9.80% annualized distribution rate in December 2023 and delivered a one-year total net return of 16.20% as of December 31, 2023, bringing the annualized inception-to-date total net return to 7.68%.1,2 The Fund’s net asset value per share rose to $24.63 as of December 31, 2023, up 6.1% from $23.20 as of December 31, 2022.

WHAT HAPPENED IN MARKETS?

The key theme of the U.S. economy and markets in 2023 can be captured in two words: surprising resilience. Last year, three U.S. regional banks failed, and Credit Suisse Group AG was absorbed by UBS Group AG in a government-brokered emergency buyout. The Federal Reserve (the “Fed”) continued to raise interest rates in an effort to tame the post-pandemic rise in inflation, pushing the federal funds rate to 5.50%, the highest level in over 20 years.3 The war between Russia and Ukraine continued to rage, and Hamas’s attack on Israel fueled a full-fledged war in Gaza, and sparked additional conflicts in the Middle East. U.S. Treasury yields eclipsed 5% for the first time since 2007 as investors braced for more debt issuance by the U.S. Treasury and a continuation of the Fed’s restrictive monetary policy.3 Defying most expectations, a looming recession failed to materialize, with the U.S. economy growing 3.3% in the fourth quarter of 2023,4 as consumer spending and corporate earnings stayed strong. The year ended on a high note when Fed Chair Jerome Powell signaled on December 13th during a press conference that the U.S. central bank is ready to pivot from its aggressive hiking campaign and is cautiously teeing up three interest rate cuts for 2024 (the “Fed Pivot”).5

The Fed Pivot added fuel to a market that had mostly positive returns in 2023. The S&P 500 Index rallied 24%6 and the Nasdaq Composite Index jumped 43% in 2023, the largest gain in three years.7 The High Yield Benchmark increased 13.5%, the biggest gain since 2019, and the Investment Grade Index climbed 8.4%.8 While 10-year U.S. Treasury yields surpassed 5% in October, they came down considerably in the last two months of the year, falling to 3.88% by the end of December.8

While the challenges of 2023 failed to dampen investors’ appetite, they created a structural shift in market dynamics and underscored the opportunity for private credit.

THE OPPORTUNITY FOR PRIVATE CREDIT

The rise of the $1.6 trillion private credit market is a trend that has accelerated over the past decade.9 The 2010 Dodd-Frank Act, passed in the wake of the 2008 Global Financial Crisis, was the spark that incited the “de-banking” trend. Since then, the pace of private credit growth has nearly doubled from an average rate of 12% between 2010 to 2019 to 23% from 2020 to 2022.10

If 2022 was the year private credit became top of mind for borrowers and sponsors, 2023 was the year this thinking formalized as a go-to financing solution, catalyzed by investor interest in return prospects for lenders and an expanding opportunity set for scaled direct lenders. This is particularly true for managers focused on lending to large-cap borrowers11 as the secular trend of privatization of public markets continues and the segment increasingly consolidates in the hands of a few scaled platforms such as Apollo Global Management’s (“Apollo”) platform.

Last year, a confluence of unfortunate events felled Silvergate Capital Corp., Signature Bank and Silicon Valley Bank in a series of bank runs. While the regional banking turmoil did not materialize into a bigger crisis, the burdens on the banking industry accelerated the shift of financing activity out of the sector. On top of that, rising interest rates over the course of 2023 forced many issuers who were looking to extend their maturities or raise capital to grow their business to think creatively.

These structural shifts in capital requirements have led to banks stepping back from any corporate lending that diverged from the typical, mainstream transaction, leaving, in our opinion, well-resourced asset managers with stable long-term funding to fill the void and provide unique, long-term opportunities.

Leveraged Buyouts (“LBOs”) Increasingly Financed Through Private Credit Markets12

Number of LBO transactions financed via syndicated markets vs. private credit: new LBOs were six times more likely to be financed through direct lenders in 2023 vs. the public credit markets.

WHY APOLLO FOR CREDIT?

SCALE, EXPERIENCE & JUDGEMENT: Since Apollo’s founding in 1990, Apollo has established a notable record of success in alternative investments, serving institutional and individual investors across the risk-return spectrum—in credit, equity, and real assets strategies. As a high-growth alternative asset manager, Apollo oversees $444 billion13 in its credit business with a broad coverage and experienced team that includes 360 investment professionals. The ongoing growth in private lending is largely consolidated in the hands of the largest platforms, and Apollo’s scale potentially allows it to lead and arrange transactions, acting as a full-service solution for borrowers and sponsors who are competing on the basis of speed and certainty of execution – as opposed to price or terms. Through an investment in ADS, individual investors generally have access to the same caliber of transactions and deals that Apollo’s institutional investors typically have access to, which we believe have the potential to produce attractive risk-adjusted returns.14

PURCHASE PRICE MATTERS: ADS focuses on downside protection through credit selection and portfolio construction with an emphasis on lending to large cap, private U.S. companies at the top of the capital structure. As of December 31, 2023, the weighted average EBITDA of ADS’s directly originated debt investments was $254 million15 with an average LTV of 39%, and 99%16 of ADS’s portfolio was in first-lien, senior secured debt. ADS’s direct originations in 2023 generated an average spread approximately 117 basis points higher than the leverage loan market.17

SELECTIVITY: Last year, out of approximately 500 potential deals identified by Apollo professionals, only 55 were closed, underscoring our selective process, a close rate of less than 12%. Of the 55 large cap financing transactions closed by Apollo, which totaled $12 billion in commitments, ADS participated in 52 of them, representing $3 billion in collective commitments. Keeping consistent with our purchase price matters philosophy, from 2009 to 2023, Apollo’s Global Corporate Credit business had an average annual default rate of just 0.1%, compared to the 2.6% average for the leveraged loan market.18

ALIGNMENT: Since Apollo’s merger with retirement services business Athene, Apollo is often among the largest investors in its own funds. ADS makes investments alongside a number of Apollo’s direct lending funds where Apollo/Athene also have exposure, and these investments make up greater than 85% of ADS’s portfolio, showcasing our strong conviction in our own transactions.19

KEY TRANSACTIONS IN 202320

In August 2023, Apollo served as the Sole Lead Arranger on a $1.34 billion term loan for BDO USA, LLP (“BDO USA”) to support the establishment of an Employee Stock Ownership Plan (ESOP). BDO USA is the largest member of BDO Global, a leading global accountancy network, and provides Audit & Assurance, Tax, and Advisory Services. Apollo was able to sole lead the transaction due to its strong underwriting capabilities to meet the bespoke needs of BDO USA and ability to provide certainty of execution.

In March 2023, Apollo served as the Sole Lead Arranger and Administrative Agent on a $1.25 billion term loan for RR Donnelley & Sons Company (“RR Donnelley”) to support a refinancing and dividend recapitalization for the company’s sponsor, Chatham Asset Management. RR Donnelley is a global commercial printing company that publishes manuals, brochures, marketing materials, packaging and business cards. As an incumbent lender and given our ability to speak for the entire financing given our platform’s underwriting capabilities, Apollo was able to sole lead the transaction.

In June 2023, Apollo served as Lead Arranger on a $1.25 billion secured note financing to support Wolfspeed Inc.’s (“Wolfspeed”) U.S. expansion efforts. Wolfspeed (NYSE: WOLF) is a vertically integrated silicon carbide materials & device manufacturer. The financing also offers an accordion feature that permits up to $750 million of additional funding at the noteholders’ discretion. Apollo’s ability to act as a long-term partner and provide flexibility for future capital needs – independent of public equity and debt markets – was important to Wolfspeed and key to overall negotiations.

ADS participated alongside other Apollo funds in all of the above transactions.

OUTLOOK

Growth in the Private Credit Market Continues9

Projected AUM growth: the private credit market is expected to reach $2.8 trillion by 2028.

+12% Projected CAGR

over the next five years

The direct lending market has expanded in recent years as borrowers reap the benefits of such financing solutions and market participants enjoy attractive headline returns. While this trend is expected to continue – financial data provider Prequin Ltd. has indicated that it expects the private credit market to reach $2.8 trillion by 20289 – at Apollo, we continue to view the ascent of direct lending as an asset class more cautiously. Much of the capital put to work in recent years was invested under a drastically different economic regime. In particular, we see the “higher for longer” interest rate environment not just as a source of sustained returns for lenders but also a source of risk to older vintages. For instance, the Financial Times recently published an analysis that suggests default rates in private credit have increased substantially, outpacing that of the high yield market.21 We believe this is a particular risk for managers who were more focused on growth over credit selection. In contrast, ADS began investing in 2022, after the Fed had embarked on its tightening cycle. We believe the benefits of our “credit first” philosophy, as evidenced by our ongoing focus on senior secured lending to large cap borrowers will be on full display and we seek to deliver more durable returns as we move through 2024 given ongoing uncertainty around the economic backdrop, geopolitical instability and a wave of elections in more than 50 countries this year. Amidst this backdrop, we continue to see a growing need for private lenders to fill the void traditionally held by banks.

END NOTES

Note: Data as of December 31, 2023, unless otherwise indicated. Reflects Apollo’s views and beliefs as of the date of this material and is subject to change without notice. Past performance is not indicative of future results. There can be no assurance that investment strategies or objectives described herein will be achieved and there can be no assurances that any of the trends described herein will continue or will not reverse. The value of any investment could decline and/or become worthless.

Certain information contained in this document constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words, or the negatives thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. Apollo believes these factors include but are not limited to those described under the section entitled “Risk Factors”, in the Fund’s prospectus, and any such updated factors included in the fund’s periodic filings with the Securities and Exchange Commission(the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the fund’s prospectus and other filings. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

1.

Past performance is not indicative of future results, and there can be no assurance that the Fund or any Apollo fund will achieve its objectives or avoid substantial losses. Actual results may vary. Total net return is calculated as the change in Net Asset Value (“NAV”) per share during the period, plus distributions per share (assuming distributions are reinvested) divided by the NAV per share at the beginning of the period. Total returns for periods greater than one year are annualized. Total returns provided herein are net of all Fund expenses, general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Performance shown does not include anticipated taxes or withholdings. The returns have been prepared using unaudited data and valuations of the underlying investments in the Fund’s portfolio, which are estimates of fair value and form the basis for the Fund’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. There is no guarantee that the investment objective can be achieved. The one-year total net return as of December 31, 2023 for Class S and Class D shares without upfront placement fees: 15.23% and 15.92%, respectively; with upfront placement fees: 11.30% and 14.22%, respectively. Annualized inception to date total net return as of December 31, 2023 for Class S and Class D shares without upfront placement fees: 6.73% and 14.17%, respectively; with upfront placement fees: 4.75% and 13.06%, respectively. The Class I inception date was January 7, 2022, the Class S inception date was February 1, 2022, and the Class D inception date was July 1, 2022.

2.

There is no assurance the Fund will pay distributions in any particular amount, if at all. Any distributions the Fund makes will be at the Board’s discretion. Distributions are not guaranteed. Annualized distribution rate as of December 20, 2023. The annualized distribution rate for Class S shares and Class D shares was 8.93% and 9.54%, respectively. The annualized distribution rate is calculated by multiplying the sum of the month’s stated base distribution per share and special distribution per share by twelve and dividing the result by the prior month’s NAV per share. The annualized distribution rate, including the distribution declared on December 20, 2024 and excluding the special distribution announced on September 25, 2023, was 8.82% for Class I shares, 7.95% for Class S shares, and 8.56% for Class D shares. Distributions are all currently funded from cash flow from operations. Distributions may be funded from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds. Distributions may be funded, directly or indirectly, from temporary waivers or expense reimbursements borne by the fund’s Adviser or its affiliates that may be subject to reimbursement to the Adviser or its affiliates. We have not established limits on the amounts we may fund from such sources.

3.	Source: Bloomberg, Apollo analysts, as of December 31, 2023.
4.	Source: Bloomberg, Apollo analysts, as of January 25, 2024.
5.	Source: Federal Reserve Board, as of December 13, 2023.

6.	Source: S&P Global, Apollo Analysts, as of December 31, 2023.
7.	Source: Nasdaq, Apollo Analysts, as of December 31, 2023.
8.

Source: Morningstar, Apollo Analysts, as of December 31, 2023. “High-Yield Benchmark” is represented by Morningstar US High-Yield Bond. “Investment Grade Index” is represented by the Morningstar US Corporate Bond. There can be no assurances that any of the trends described herein will continue or will not reverse.

9.	Source: Preqin Ltd, Apollo Analysts, as of December 31, 2023.
10.	Source: J.P. Morgan, Apollo Analysts, as of December 31, 2023.
11.

ADS generally defines large-cap borrowers as companies with more than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items.

12.	Source: Pitchbook LCD. Based on deal count. Private credit data based on transactions covered by LCD News.
13.

The assets of the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: 1. the NAV, plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the yield and certain hybrid funds, partnerships and accounts for which we provide investment management or advisory services, other than CLOs, CDOs, and certain perpetual capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; for certain perpetual capital vehicles in yield, gross asset value plus available financing capacity; 2. the fair value of the investments of the equity and certain hybrid funds, partnerships and accounts Apollo manages or advise, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; 3. the gross asset value associated with the reinsurance investments of the portfolio company assets Apollo manages or advises; and 4. the fair value of any other assets that Apollo manages or advises for the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Apollo’s AUM measure includes Assets Under Management for which Apollo charges either nominal or zero fees. Apollo’s AUM measure also includes assets for which Apollo does not have investment discretion, including certain assets for which Apollo earns only investment-related service fees, rather than management or advisory fees. Apollo’s definition of AUM is not based on any definition of Assets Under Management contained in its governing documents or in any management agreements of the funds Apollo manages. Apollo considers multiple factors for determining what should be included in its definition of AUM. Such factors include but are not limited to (1) Apollo’s ability to influence the investment decisions for existing and available assets; (2) Apollo’s ability to generate income from the underlying assets in the funds it manages; and (3) the AUM measures that Apollo uses internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, Apollo’s calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Apollo’s calculation also differs from the manner in which its affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. Apollo uses AUM, Gross capital deployed and Dry powder as performance measurements of its investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

14.	There is no assurance that such investment opportunities will be available to the Fund.
15.

Weighted-average EBITDA of directly originated debt investments. Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBTIDA).

16.

Total value of portfolio and composition of first lien, floating rate and fixed rate investments based on fair market value of debt investments. Excludes cash and cash equivalents. There is no guarantee that similar allocations or investments will be available in the future. Subject to change at any time without notice.

17.	Source: Pitchbook LCD. Leverage loan market represented by Morningstar LTSA US Leveraged Loan Index.
18.

Source: J.P. Morgan, Apollo Analysts, as of December 31, 2023. The percentage of defaults for the investments managed by Apollo is calculated by totaling the par value of investments that default on an obligation (subsequent to Apollo’s acquisition of the asset) within a calendar year and dividing by the average total holdings in the Apollo Global Corporate Credit portfolio for that given year. This is exclusive of the acquisitions Gulf Stream Asset Management and Stone Tower Capital. J.P. Morgan Leveraged Loan defaults are calculated by totaling the par value of leveraged loan defaults and dividing by the par value outstanding in the respective market. Excludes assets purchased pursuant to a distressed-for-control strategy. Past performance is not indicative, nor a guarantee, of future results. For discussion purposes only. Information subject to change.

19.

There is no assurance that such investment opportunities will be available to the Fund. An affiliate of the Fund’s investment adviser received an exemptive order from the SEC that permits the Fund greater flexibility to participate in co-investment transactions.

20.	Company names and logos are trademarks of their respective holders. There is no guarantee that similar allocations or investments will be available in the future.
21.	Source: Financial Times, as of January 16, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: February 1, 2024	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary